As filed with the Securities and Exchange Commission on October 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2507402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(610) 646-9800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey DiGiovanni

Chief Financial Officer

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(610) 646-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Darrick M. Mix, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Approximate Date of Proposed Sale to the Public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 14, 2025

PROSPECTUS

Innovative Solutions and Support, Inc.

$100,000,000 of Common Stock

Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company,” “IS&S,” “we,” “us” or the “registrant”) may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, shares of our common stock, par value $0.001 per share (“Common Stock”), described in this prospectus, up to an aggregate amount of $100,000,000.

This prospectus provides you with a general description of the securities offered. Each time we offer and sell securities, we will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.

Our Common Stock is currently quoted on The Nasdaq Global Select Market under the trading symbol “ISSC.” On October 13, 2025, the last reported sale price of our Common Stock was $11.78 per share.

We are a smaller reporting company as defined under federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6 of this prospectus and any similar section contained or incorporated by reference in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated October 14, 2025.

TABLE OF CONTENTS1

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ABOUT THIS PROSPECTUS

This prospectus of Innovative Solutions and Support, Inc., a Pennsylvania corporation, is a part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Unless the context otherwise requires, all references herein to “IS&S,” the “registrant,” the “Company,” “we,” “us” or “our” are to Innovative Solutions and Support, Inc. and its subsidiaries.

The registration statement of which this prospectus is a part provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.” If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

We will provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement or free writing prospectus in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and the applicable prospectus supplement or any free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors and evolution over time.

We own or have rights to use a number of registered and common law trademarks, service marks and/or trade names in connection with our business in the United States and/or in certain foreign jurisdictions. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus, any prospectus supplement and any free writing prospectuses may be referred to without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus, any prospectus supplement and any free writing prospectus may contain additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus, any prospectus supplement and any free writing prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” beginning on page 6, the documents incorporated by reference into this prospectus, and the financial statements incorporated by reference before making an investment decision.

Company Overview

The Company operates in one business segment as a systems integrator that designs, develops, manufactures, sells and services, air data equipment, engine display systems, standby equipment, primary flight guidance, autothrottles and cockpit display systems for retrofit applications and original equipment manufacturers (“OEMs”). The Company supplies integrated flight management systems, flat panel display systems (“FPDS”), FPDS with autothrottle, air data equipment, integrated standby units, integrated standby units with autothrottle and advanced global positioning system (“GPS”) receivers that enable reduced carbon footprint navigation, communication and navigation products and inertial reference units.

The Company has continued to position itself as a system integrator, which provides the Company with the capability and potential to generate more substantive orders over a broader product base. This strategy, as both a manufacturer and integrator, is designed to leverage the latest technologies developed for the computer and telecommunications industries into advanced and cost-effective solutions for the general aviation, commercial air transport, the Department of Defense (“DoD”), governmental and foreign military markets. This approach, combined with the Company’s industry experience, is designed to enable the Company to develop high-quality products and systems, to reduce product time to market and to achieve cost advantages over products offered by its competitors.

The Company sells to both the OEM and the retrofit markets. Customers include various OEMs, commercial air transport carriers and corporate/general aviation companies, the DoD and its commercial contractors, aircraft operators, aircraft modification centers, government agencies, and foreign militaries. Occasionally, the Company sells its products directly to the DoD; however, the Company sells its products primarily to commercial customers for end use in DoD programs. Sales to defense contractors are generally made on commercial terms, although some of the termination and other provisions of government contracts are applicable to these contracts. The Company’s retrofit projects are generally pursuant to either a direct contract with a customer or a subcontract with a general contractor to a customer (including government agencies).

Our Business Model

We specialize in providing systems integration capabilities that include the design, manufacture, sale and servicing of high-performance avionics products and systems used in both commercial and military aircraft platforms. As a systems integrator, we leverage our proven expertise in developing end-to-end systems that combine mechanical, electrical, software, and avionics components into an integrated solution. Our activities as an integrator include system design and analysis; integration and testing; regulatory compliance and documentation; and lifecycle support. Our systems integration activities leverage our owned intellectual property and our products and service capabilities, together with third-party technologies that, in combination, provide our customers with advanced solutions on an on-demand basis. We believe that our ability to source and integrate advanced componentry provides our customers with a unique value proposition, one that helps to reduce cost and optimize fleet utilization. Currently, we support multiple OEM platforms, including those with The Boeing Company (“Boeing”), AML Global Eclipse, LLC, Lockheed Martin Corporation (“Lockheed Martin”), and Pilatus Aircraft Ltd (“Pilatus”).

Customers

The Company’s customers include the U.S. government (including the DoD, the Department of Interior and the Department of Homeland Security), Air Transport Services Group Inc., Amazon.com, Inc., American Airlines, Inc.,

Boeing, Deutsche Post DHL Group, FedEx Corporation, Icelandair ehf, L3Harris Technologies, Inc., Lockheed Martin, Pilatus, Sierra Nevada Corporation, Textron Aviation, and the Department of National Defense (Canada), among others.

Products

The Company manufactures, markets and sells a wide variety of what it believes to be high-value, advanced avionics solutions for commercial air transport, business aviation and military customers. It sources its products through internal research and development efforts, in addition to opportunistic licensing and acquisition of mature product lines that complement the Company’s existing business. The Company believes that the acquisition of additional product lines presents the opportunity for the Company to leverage potential cost synergies from better utilization of the Company’s skill engineering team and its existing operational capacity while expanding the Company’s customer base and providing opportunities for the Company to market its internally developed products to acquired Customers. As the Company’s product offerings focus on individual avionics components and systems, it is able to market its products to both customers building new aircraft and customers engaged in the retrofit market. Our product portfolio consists of the following five categories:

●	Integrated Flight Deck Systems COCKPIT/IP® that include primary flight/navigation displays, crew alerting and engine displays, integrated standby instruments and mission displays.
●	Navigation Systems that includes flight management systems, mission computers, navigation radios and transponders.
●	Communication Systems that includes communication radios, audio panels and radio management units.
●	Sensors and Control Systems that includes air data computers, attitude and heading reference systems, magnetometers, inertial reference units, GPS receivers, utility management systems and flight control computers.
●	Advanced Flight Actuators that includes an array of linear and rotary smart-actuators for movement of aircraft levers and surfaces.

Manufacturing Engineering & Design

We currently operate a 45,000 square foot design, manufacturing, and office facility in Exton, Pennsylvania. IS&S is ISO 9001 and AS9100D certified. These standards represent an international consensus on effective management practices with the goal of ensuring that a company can deliver its products and related services consistently in a manner that meets or exceeds customer quality requirements. The Company’s certification to these standards is intended to allow IS&S to represent to customers that it maintains high-quality industry standards in the education of its employees and in the design and manufacture of its products. In addition, the Company’s products undergo what we believe to be extensive and documented quality control testing prior to being delivered to customers. We recently completed the expansion of our Exton facility to add 40,000 square feet of capacity and expect fit-out to be finished in early fall 2025. The Company intends to use this additional capacity to support our commercial growth strategy.

Corporate Information

The Company was incorporated in Pennsylvania on February 12, 1988. Our principal executive office is located at 720 Pennsylvania Drive, Exton, Pennsylvania 19341, and our telephone number is (610) 646-9800. Our website address is http://www.innovative-ss.com. We have included our web address as an inactive textual reference only, and the information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. Also, this prospectus may include the names of various government agencies or the trade names of other companies. Unless specifically stated otherwise, the use or display by us of such other parties’ names and trade names in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, any of these other parties. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC on December 30, 2024, and any updates thereto in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based largely on current expectations and projections about future events and trends affecting the business, are not guarantees of future performance, and involve a number of risks, uncertainties and assumptions that are difficult to predict. In this prospectus, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely,”“ projected,” “might,” “potential,” “preliminary,” “provisionally,” and similar expressions, as they relate to the business or to its management, are intended to identify forward looking statements, but they are not exclusive means of identifying them.

The forward-looking statements in this prospectus are only predictions, and actual events or results may differ materially. In evaluating such statements, a number of risks, uncertainties and other factors could cause actual results, performance, financial condition, cash flows, prospects and opportunities to differ materially from those expressed in, or implied by, the forward-looking statements. These risks, uncertainties and other factors include those set forth in our most recent Annual Report on Form 10-K filed with the SEC on December 30, 2024 and the following factors:

●	market acceptance of the Company’s ThrustSense® Autothrottle, Vmca Mitigation, flight panel display systems, NextGen Flight Deck and COCKPIT/IP® or other planned products or product enhancements;
●	continued market acceptance of the Company’s air data systems and products;
●	the competitive environment and new product offerings from competitors;
●	difficulties in developing, producing or improving the Company’s planned products or product enhancements;
●	the deferral or termination of programs or contracts for convenience by customers;
●	the ability to service the international market;
●	the availability of government funding;
●	the impact of general economic trends on the Company’s business;
●	disruptions in the Company’s supply chain, customer base and workforce;
●	the ability to gain, drive and sustain regulatory approval, including domestic and international certifications, of products in a timely manner;
●	delays in receiving components from third-party suppliers;
●	the bankruptcy or insolvency of one or more key customers;
●	protection of intellectual property rights, including via securing patents;
●	the ability to respond to technological change;
●	failure to recruit and retain key personnel;
●	risks related to succession planning;

●	a cybersecurity incident;
●	risks related to our self-insurance program;
●	potential future acquisitions and integration of prior and potential future acquisitions;
●	the costs of compliance with present and future laws and regulations;
●	changes in law, including changes to corporate tax laws in the United States and the availability of certain tax credits; and
●	other factors disclosed from time to time in the Company’s filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except as expressly required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise after the date of this prospectus. Results of operations in any past period should not be considered indicative of the results to be expected for future periods. Fluctuations in operating results may result in fluctuations in the price of the Company’s Common Stock.

The forward-looking statements in this prospectus are intended to be subject to the safe harbor protection provided by Sections 27A of the Securities Act, and 21E of the Exchange Act.

Investors should also be aware that while the Company, from time to time, communicates with securities analysts, it is against its policy to disclose any material non-public information or other confidential commercial information. Accordingly, shareholders should not assume that the Company agrees with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, the Company has a policy against issuing or confirming financial projections, forecasts or opinions issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, neither such reports nor the projections, forecasts or opinion contained therein are the responsibility of the Company.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for growing the businesses of the Company through the acquisition of product lines, companies or businesses and for general corporate purposes, which may include, among other things, working capital, capital expenditures and other anticipated growth opportunities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is based upon the Company’s Amended and Restated Articles of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”). The Company’s Charter and Bylaws were each incorporated by reference as an exhibit to the Annual Report on Form 10-K for the fiscal year ended September 30, 2024 that we filed with the SEC on December 30, 2024.

The following description is not meant to be a complete description of our capital stock and is subject to and qualified in its entirety by reference to our Charter and our Bylaws. For additional information, please read the Company’s Charter and Bylaws and the applicable provisions of the Pennsylvania Business Corporation Law (the “PBCL”).

General

The Company’s authorized capital stock consists of (1) 75,000,000 shares of Common Stock and (2) 10,000,000 shares of preferred stock, $0.001 par value, of which 200,000 shares are authorized as Series A Convertible Preferred Stock (“Preferred Stock”). As of October 13, 2025, there were 17,636,625 issued and outstanding shares of Common Stock and no issued or outstanding shares of Preferred Stock.

Voting

The Company does not have any other classes of voting stock outstanding other Common Stock. Each share of Common Stock is entitled to one vote, and there are no cumulative voting rights when voting for directors.

Conversion Rights

Holders of the Company’s Common Stock do not have conversion rights. Shares of the Company’s Preferred Stock can be converted, at the option of the holder, into fully paid and nonassessable shares of Common Stock pursuant to and in accordance with Art. IV, § B(4) of the Company’s Charter.

Preemptive and Redemption Rights

Shareholders do not have (1) preemptive rights to purchase additional shares of the Company’s capital stock or (2) redemption of rights, in each case, except as may be expressly set forth in a separate agreement between the Company and one or more holders of Preferred Stock.

Dividends

The declaration and payment of any dividends is within the discretion of the Company’s Board of Directors (the “Board”).

Liquidation and Dissolution

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Company’s Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.

Listing

The Company’s Common Stock is listed on The Nasdaq Global Select Market under the symbol “ISSC.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, Inc.

Anti-Takeover Provisions of the Company’s Charter and Bylaws and Pennsylvania Law

Some sections of the Company’s Charter and Bylaws and provisions of Pennsylvania law may discourage certain transactions involving a change in control of the Company. For example, the PBCL permits the Board to consider the interests of constituencies other than the shareholders when deciding what will be in the best interests of the Company. In addition, under the Company’s Charter, the Board has the power to alter, amend, and repeal the Company’s Bylaws without shareholder approval, except as to any subjects that are expressly committed to the shareholders by the terms of the Company’s Bylaws, by Section 1504 of the PBCL or otherwise.

Certain other provisions of the Company’s Charter and Bylaws could have the effect of preventing or delaying a change in control of the Company, including (1) the advance notification procedures governing certain shareholder nominations of candidates for the Board and for certain other shareholder business to be conducted at an annual meeting, (2) the absence of authority for shareholders to call special shareholders meetings, except as may be required by law, and (3) the absence of authority for shareholder action by written consent, except as may be required by law.

The Company’s Charter permits the Board to, without shareholder approval, establish and issue classes of Preferred Stock with voting, conversion or other rights that could dilute the voting power or rights of the holders of the Company’s Common Stock. The issuance of Preferred Stock, while potentially providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of preventing or delaying a change in control of the Company and may adversely affect the market price of the Company’s Common Stock and the voting and other rights of the holders of the Company’s Common Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has two share-based compensation plans: (1) the 2009 Stock-Based Incentive Compensation Plan (the “2009 Plan”) and (2) the 2019 Stock-Based Incentive Compensation Plan (as amended, the “2019 Plan”). Subject to an adjustment necessary upon a stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution, or similar corporate transaction or event, the maximum number of shares of Common Stock available for awards under the 2019 Plan is 750,000, plus 139,691 shares of Common Stock that were authorized but unissued under the 2009 Plan as of April 2, 2019, the effective date of the 2019 Plan, all of which may be issued pursuant to awards of incentive stock options. As of October 13, 2025, there were 1,375,682 shares of Common Stock available for awards under the 2019 Plan.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or services or in the over-the-counter market;
●	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;
●	in private transactions and transactions otherwise than on these exchanges or systems;
●	through underwriters for resale to the public or investors;
●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	through a combination of any of the above methods; or
●	any other method permitted by law.

Each time that we use this prospectus to sell our securities, we shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

●	the public offering price;
●	the name or names of any underwriters, dealers or agents;
●	the purchase price of the securities;
●	the proceeds from the sale of the securities to us;
●	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
●	any discounts or concessions allowed or reallowed or repaid to dealers;
●	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws;

●	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities; and
●	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the Common Stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Stock Market may engage in passive market making transactions in our Common Stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our Common Stock is quoted on The Nasdaq Global Select Market. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our Common Stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Duane Morris LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement, the documents incorporated by reference therein, and its exhibits. Statements in this prospectus regarding any document we have filed as an exhibit to the registration statement or that we otherwise file with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings.

You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.innovative-ss.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes, nor is it incorporated by reference into this prospectus. We make available at https://innovative-ss.com/investor-relations/investor-information/ copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10 K for the fiscal year ended September 30, 2024, filed with the SEC on December 30, 2024;
(2)	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with the SEC on February 14, 2025;
(3)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;
(4)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;
(5)	our Current Reports on Form 8-K filed with the SEC on October 3, 2024, November 22, 2024, November 25, 2024, January 27, 2025, April 21, 2025, and July 22, 2025; and
(6)	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 26, 2000 to register such Common Stock under the Exchange Act.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date the offering of securities hereunder is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Innovative Solutions and Support, Inc.

Chief Financial Officer

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(610) 646-9800

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

$100,000,000 of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities registered hereby. The Company will bear all of these expenses.

SEC registration fee		$13,810.00
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Miscellaneous fees and expenses		**

Total expenses	$	**

**

These fees and expenses depend on the circumstances of a particular offering as will be set forth in the applicable prospectus supplement and accordingly cannot be estimated at this time. The estimates of the Company’s expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Subchapter D (Sections 1741 through 1750) of Chapter 17 of the PBCL contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers, employees and agents and related matters.

Under Section 1741, subject to certain limitations, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise (a “Representative”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Section 1743 provides that a Representative will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him if the Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742 or in defense of any claim, issue or matter therein.

Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 will be made by the corporation as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made in one of the following manners: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 provides that expenses (including attorneys’ fees) incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL will not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

Subject to certain limitations, Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by him in his capacity as a Representative, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division and to service as a Representative of a corporation or an employee benefit plan.

Section 1750 provides that, unless otherwise provided when authorized or ratified, the indemnification and advancement of expenses provided by or granted pursuant to Subchapter D of Chapter 17 of the PBCL will continue as to a person who has ceased to be a Representative and will inure to the benefit of the heirs and personal representative of that person.

Article VII of the Company’s Bylaws provides that no director will be personally liable for monetary damages as a director for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his or her office under the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, such limitation of liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law.

Article VII of the Company’s Bylaws provides indemnification to directors and officers for all actions taken by them and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative or through arbitration. No indemnification shall be made in any case where the action or failure to take action giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII also permits the Company, by action of its board of directors, to indemnify employees and other persons to the same extent as directors and officers. Amendments, repeals or modifications of Article VII can only be prospective, and such changes require the affirmative vote of not less than all of the directors then serving or the holders of a majority of the outstanding shares of stock entitled to vote in elections of directors. Finally, under Article VII of the Company’s Bylaws, the Company may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any such expenses, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Pennsylvania or other law.

Item 16. Exhibits.

(a)	Exhibits.
Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement**

5.1	Opinion of Duane Morris LLP*

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Duane Morris LLP (incorporated from Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to this registration statement)

107	Filing Fee Table*

*	Filed herewith.
**	To be filed by amendment or incorporated herein by reference in connection with the offering of securities.
(b)	Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)   (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act, as amended, to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Exton in the Commonwealth of Pennsylvania, on October 14, 2025.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

By:	/s/ Jeffrey DiGiovanni
Name:	Jeffrey DiGiovanni
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, Innovative Solutions and Support, Inc., a Pennsylvania corporation, hereby severally and individually constitute and appoint Shahram Askarpour, Chief Executive Officer, and Jeffrey DiGiovanni, Chief Financial Officer, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date
/s/ Shahram Askarpour	Director & Chief Executive Officer	October 14, 2025
Shahram Askarpour	(Principal Executive Officer)

/s/ Jeffrey DiGiovanni	Chief Financial Officer	October 14, 2025
Jeffrey DiGiovanni	(Principal Financial and Accounting Officer)

/s/ Glen R. Bressner	Director &	October 14, 2025
Glen R. Bressner	Chairman of the Board

/s/ Stephen L. Belland	Director	October 14, 2025
Stephen L. Belland

/s/ Roger A. Carolin	Director	October 14, 2025
Roger A. Carolin

/s/ Garry Dean	Director	October 14, 2025
Garry Dean

/s/ Denise L. Devine	Director	October 14, 2025
Denise L. Devine